EXHIBIT 23.1





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in Liberty Technologies, Inc.'s Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 33-73070) filed with the Securities and Exchange Commission on December 20, 1993, Form S-8 Registration Statement (File No. 33-68744) filed with the Securities and Exchange Commission on September 13, 1993, and Form S-8 Registration Statements (file No. 33-67032) filed with the Securities and Exchange Commission on August 12, 1993.


                                                           ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
   April 15, 1997